                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-45151) and related Prospectus of GelTex Pharmaceuticals, Inc. and to the incorporation by reference therein of our report dated February 9, 1998, with respect to the financial statements of Geltex Pharmaceuticals, Inc. included in its Current Report on Form 8-K dated February 11, 1998, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
February 11, 1998